SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

The Securities and Exchange Act of 1934

DATE OF REPORT:

May 15, 2012

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

288 UNION ST., ROCKLAND, MA

(Address of Principal Executive Offices)

02370

(Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2012, Rockland Trust Company (“Rockland Trust”), the wholly-owned principal subsidiary of Independent Bank Corp. (the “Company”) entered into a Master Data Processing Services Agreement (the “Data Processing Contract”) with Q2 Software, Inc. (“Q2”). The Company entered into the Data Processing Contract primarily so Q2 can provide Data Processing and other services to Rockland Trust Company, in connection with online banking, payment services and fraud detection and prevention services. The business of Rockland Trust will be substantially dependent upon the services that will be provided pursuant to the Data Processing Contract. The benefits of the Data Processing Contract will also inure to the benefit of the other present and future subsidiaries of the Company and of Rockland Trust. The Data Processing Contract has a seven (7) year term commencing on May 15, 2012. The contract renews annually thereafter.

A copy of the Data Processing Contract is attached hereto as Exhibit 10.1. Portions of the Data Processing Contract, however, have been omitted from Exhibit 10.1 pursuant to a request for confidential treatment sent to the Securities and Exchange Commission (“SEC”) on May 21, 2012. The locations where material has been omitted are indicated by the following notation “{****}”. The entire Data Processing Contract, in unredacted form, has been submitted separately to the SEC with the request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: May 21, 2012	BY: /s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL